UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) October 11, 2005

                             ANGELES PARTNERS XII
            (Exact name of Registrant as specified in its charter)


            California                0-13309                95-3903623
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation or        File Number)        Identification Number)
           organization)
                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement.

Angeles Partners XII Limited Partnership, a California limited partnership (the "Registrant"), owns a 99.99% interest in Pickwick Place, AP XII Limited Partnership (the "Partnership"). The Partnership owns Pickwick Place Apartments, a 336-unit apartment complex located in Indianapolis, Indiana ("Pickwick Place"). On August 16, 2005, the Partnership and four other partnerships that own apartment complexes containing a total of 1,324 units (the "Selling Partnerships") entered into a Purchase and Sale Contract (the "Purchase Agreement") with a third party, Prime Quest Management, LLC, an Illinois limited liability company (the "Purchaser"), to sell the five apartment complexes owned by the Partnerships to the Purchaser for a total sales price of approximately $39,131,000, of which $13,382,000 represented the sales price for Pickwick Place. The Purchaser also agreed to purchase two additional apartment complexes from affiliates of the managing general partner pursuant to two separate purchase and sale agreements. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the managing general partner of the Partnership.

Under the terms of the Purchase Agreement, the Purchaser could terminate the Purchase Agreement at any time prior to the expiration of the feasibility period as defined in the Purchase Agreement, acting in the Purchaser's sole discretion and for any reason, upon delivery of written notice to the Selling Partnerships and the escrow agent. On September 23, 2005, the Purchaser delivered written notice to the Selling Partnerships and the escrow agent of its election to terminate the Purchase Agreement pursuant to its terms. On October 11, 2005 ("Reinstatement Date"), the Partnership and Purchaser entered into the Reinstatement and Second Amendment to the Purchase and Sale Contract (the "Reinstatement"), which had the effect of reinstating the Purchase Agreement. The Purchase Agreement and the Reinstatement will be filed with the Registrant's Form 10-QSB for the quarterly period ended September 30, 2005.

The Reinstatement decreased the purchase price in the Purchase Agreement to approximately $38,501,000, of which $13,212,000 represents the sales price allocation to Pickwick Place. The Purchaser paid an additional deposit of approximately $449,000, of which approximately $154,000 is allocated to Pickwick Place. The feasibility period has expired and both of the deposits are nonrefundable. The closing date is now anticipated to be November 30, 2005. There were no other material changes to the Purchase Agreement as described in the Registrant's Current Report on Form 8-K dated August 16, 2005.




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                ANGELES PARTNERS XII


                                By: Angeles Realty Corporation II
                                    Managing General Partner


                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                             Date: October 17, 2005